Exhibit 10.3

AMKOR TECHNOLOGY, INC.

2021 EQUITY INCENTIVE PLAN

GLOBAL NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Amkor Technology, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Global Non-Employee Director Restricted Stock Award Agreement, including the general terms and conditions for all non-U.S. Participants and the additional terms and conditions for certain countries, all as set forth in the appendix attached hereto (the “Appendix” and, together with the Global Non-Employee Director Restricted Stock Award Agreement, the “Award Agreement”).

Participant Name:

Address:

You have been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Shares Granted:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock will vest and the Company’s right to reacquire the Restricted Stock will lapse in accordance with the following schedule:

100% of the Shares subject to this Award shall become vested on the earlier of the first anniversary of the Date of Grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant. 100% of the Shares subject to this Award also shall vest upon the Participant’s death or cessation as a Service Provider due to Disability. In the event of a Change in Control, the Award will be treated as the Administrator determines in accordance with the Plan, including, without limitation, assumption or grant of a substitute award by the successor or acquiring company. If the successor or acquiring company does not assume or provide a substitute for the Award, the Award will fully vest in connection with such Change in Control. Vesting on the dates set forth above, or upon death, Disability or Change in Control shall be subject in all cases to the Participant continuing to be a Service Provider on such dates.

1. Grant. The Company hereby grants to the individual named in this Award Agreement (“Participant”) under the Plan as a separate incentive an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Escrow of Shares.

(a) All Shares of Restricted Stock will, upon execution of this Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider (if earlier).

(b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c) Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock (after giving effect to any accelerated vesting resulting from such termination) to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d) The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e) Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares of Restricted Stock while they are unvested; provided, however, that if any (x) dividends or distributions are paid in Shares or other property, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and (y) dividends are paid in cash, such cash dividends will be withheld (in the Company’s general assets) and paid only upon the vesting of the underlying Shares of Restricted Stock (with such cash dividends to be forfeited upon the forfeiture of the underlying Shares of Restricted Stock). For the avoidance of doubt, Participant may not sell or otherwise dispose of any Shares of Restricted Stock while they are unvested.

(f) In the event of any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company, affecting the Shares, in which the Shares of Restricted Stock are increased, reduced or otherwise changed, and by virtue of any such change Participant in his or her capacity as owner of unvested Shares of Restricted Stock (if applicable) is entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Award Agreement.

3. Vesting Schedule. The Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in this Award Agreement. Unless otherwise provided in the vesting provisions set forth in this Award Agreement, Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant has been continuously a Service Provider from the Date of Grant until the date such vesting is scheduled to occur. For the avoidance of doubt, service during only a portion of the vesting period until the respective vesting date shall not entitle Participant to vest in a pro rata portion of the Shares of Restricted Stock scheduled to vest on such date.

4. Forfeiture upon Termination of Status as a Service Provider.

Notwithstanding any contrary provision of this Award Agreement, but subject to the vesting provisions set forth in this Award Agreement, the balance of the Shares of Restricted Stock that have not vested at the time of Participant’s termination as a Service Provider for any reason will be forfeited (with no consideration due to Participant) and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination as a Service Provider.

5. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate, Participant’s legal heirs or, provided such designation has been permitted by the Company and/or is valid under Applicable Laws, Participant’s designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Responsibility for Taxes.

(a) Participant acknowledges and agrees that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the

Company. Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, but not limited to, the grant or vesting of Restricted Stock, or the subsequent sale of Shares and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company, or its agents, at its discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Participant’s compensation payable to Participant by the Company (if any), (ii) withholding from proceeds of the sale of the Shares of Restricted Stock that vest either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent), (iii) reacquiring Shares of the Restricted Stock, or (iv) any method determined by the Administrator to be in compliance with Applicable Laws. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act at the time the withholding obligation for Tax-Related Items becomes due, the Administrator will satisfy any applicable withholding obligation by directing the Company to reacquire Shares of Restricted Stock.

(c) The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may seek a refund from local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company. If the obligation for Tax-Related Items is satisfied by reacquiring Shares, for tax purposes, Participant is deemed to have received the full number of Shares that became vested, notwithstanding that a number of the Shares is reacquired solely for the purpose of paying the Tax-Related Items.

(d) Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to permit the Escrow Agent to release the Shares from escrow or to deliver the proceeds of the sale of the Shares acquired upon vesting of the Restricted Stock, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

7. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Escrow Agent. Except as provided in Section 2(e), after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including voting and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR

ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its General Counsel at Amkor Technology, Inc., 2045 E. Innovation Circle, Tempe, Arizona, 85284, or at such other address as the Company may hereafter designate in writing.

10. Appendix. For Participants outside the United States, the Restricted Stock shall be subject to the general terms and conditions for all non-U.S. Participants and the additional terms and conditions for certain countries set forth in the Appendix attached hereto. Moreover, if Participant relocates from the U.S. to one of the countries included in the Appendix or if Participant relocates between countries included in the Appendix during the vesting period of the Restricted Stock, the general terms and conditions for all non-U.S. Participants and the additional terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

11. Waivers. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participants.

12. Grant is Not Transferable. Except to the limited extent provided in Section 5, the unvested Shares of Restricted Stock subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares of Restricted Stock subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto (provided that neither the Shares of Restricted Stock nor this Award Agreement may be assigned by Participant).

14. Additional Conditions to Release from Escrow. The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Laws or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other U.S. or non-U.S. governmental regulatory body, which the Administrator, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience. Participant understands that the Company is under no obligation to register or qualify the Shares subject to the Restricted Stock with any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with Applicable Laws.

15. Administrator Authority. The Administrator has the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Award Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock or the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18. Agreement Severable. In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19. Modifications to the Award Agreement. The Plan and this Award Agreement constitute the entire understanding of the parties on the subjects covered herein. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein or in the Plan, modifications to this Award Agreement can be made only in an express written contract executed by Participant and a duly authorized officer of the Company.

20. Code Section 409A. The Award Agreement is intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event the Award Agreement is subject to Code Section 409A, the Company may, in its sole discretion and without Participant’s prior consent, amend the Plan and/or the Award Agreement, adopt policies and procedures, or take any other actions as deemed appropriate by the Company to (i) exempt the Plan and/or the Award Agreement from the application of Code Section 409A, (ii) preserve the intended tax treatment of the Award Agreement or (iii) comply with the requirements of Code Section 409A. Notwithstanding anything contained herein to the contrary, in no event shall the Company or any Subsidiary have any liability or obligation to any Participant or any other person in the event that the Plan or the Award Agreement is not exempt from, or compliant with, Code Section 409A.

21. Effect of Plan. By accepting the Restricted Stock, Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understands the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

22. Governing Law; Venue. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Arizona, and agree that such litigation will be conducted solely in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, and no other courts.

23. Insider Trading Restrictions/Market Abuse Laws. By accepting the Restricted Stock, Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. Participant further acknowledges that, depending on Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

24. Agreement. Participant’s acceptance of the Restricted Stock by signing below or by otherwise accepting the Restricted Stock following such procedures as established by the Company (including an online acceptance process) constitute Participant’s agreement to be bound by the terms and conditions of this Award Agreement and the Plan. The Company may refuse to allow Participant to vest in the Restricted Stock unless Participant has signed this Award Agreement or otherwise accepted the Restricted Stock following such procedures as established by the Company (including an online acceptance process).

Participant	Amkor Technology, Inc.

“NAME”

Date	Date

APPENDIX TO

AMKOR TECHNOLOGY, INC.

2021 EQUITY INCENTIVE PLAN

GLOBAL NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and/or the Global Non-Employee Director Restricted Stock Award Agreement.

Terms and Conditions

This Appendix includes general terms and conditions for all non-U.S. Participants and additional terms and conditions that govern the Restricted Stock if Participant resides in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant is currently residing (or is considered as such for local law purposes), or if Participant transfers residency to a different country after the Restricted Stock is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to Participant.

Notifications

This Appendix also includes information regarding certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2021. Such laws are often complex and change frequently. As a result, Participant should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Restricted Stock vests or Participants sells any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation. As a result, the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s individual situation.

If Participant is a citizen or resident of a country other than the one in which Participant is currently residing (or is considered as such for local law purposes), or if Participant transfers residency to a different country after the Restricted Stock is granted, the information contained in this Appendix may not be applicable to Participant in the same manner.

GENERAL TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. PARTICIPANTS

1. Data Privacy Information and Consent.

(a) Data Collection and Usage. The Company collects, processes and uses certain personal information about Participant, including, but not limited to, Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, nationality, job title, any Shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

(b) Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services, Inc. and certain of its affiliates (“E*TRADE”), an independent service provider which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with E*TRADE and such other service providers, with such agreement being a condition to the ability to participate in the Plan.

(c) International Data Transfers. The Company and E*TRADE are based in the U.S., which means that it will be necessary for Data to be transferred to, and processed in, the U.S. Participant’s country or jurisdiction may have different data privacy laws and protections than the U.S. The Company’s legal basis for the transfer of Data, where required, is Participant’s consent.

(d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s period as a Service Provider. When the Company no longer needs Data for any of the above purposes, it will cease processing it in this context and remove it from all of its systems used for such purposes to the fullest extent practicable.

(e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s status as a Service Provider will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Restricted Stock or other equity awards to Participant under the Plan or administer or maintain such awards.

(f) Data Subject Rights. Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact the Company.

(g) Other Legal Basis and Additional Consent. Participant understands that the Company may rely on a different legal basis for the collection, processing or transfer of Data in the future and/or request Participant to provide another data privacy consent. If applicable, upon request of the Company, Participant will provide a separate executed data privacy agreement (or any other agreements or consents) that the Company may deem necessary to obtain from Participant for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such agreement requested by the Company.

2. Nature of Grant. By accepting the Restricted Stock, Participant acknowledges, understands, and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock, or benefits in lieu of restricted stock, even if restricted stock has been granted in the past;

(c) all decisions with respect to future restricted stock or other grants, if any, will be at the sole discretion of the Company;

(d) Participant is voluntarily participating in the Plan;

(e) the future value of the Shares Restricted Stock is unknown, indeterminable, and cannot be predicted with certainty;

(f) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock resulting from the termination of Participant’s status as a Service Provider;

(g) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(h) neither the Company nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Restricted Stock or of any amounts due to Participant pursuant to the subsequent sale of any Shares of Restricted Stock.

3. Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. If Participant has received this Award Agreement, or any other documents related to the Restricted Stock and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

4. Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect Participant’s ability acquire or hold Shares of Restricted Stock or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of Shares) in a brokerage/bank account outside Participant’s country. The applicable laws of Participant’s country may require that he or she report such Shares of Restricted Stock, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to Participant’s country within a certain time period or according to certain procedures. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with Applicable Laws.